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SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 21, 2002
Date of Report (date of earliest event reported)

NANOGEN, INC. (Exact name of Registrant as specified in charter)
Delaware (State or other jurisdiction of incorporation)	000-23541 (Commission File Number)	33-0489621 (I.R.S. Employer Identification No.)

10398 Pacific Center Court
San Diego, California 92121
(Address of principal executive offices)

Registrant's telephone number, including area code: (858) 410-4600

N/A (Former name or former address, if changed since last report)

Item 5. Other Events

        On November 21, 2002, Nanogen announced that Bruce A. Huebner has been named as President and Chief Operating Officer, effective December 2, 2002. The Company also announced the resignations of Kieran T. Gallahue, its current President, and Randy White, PhD., its current Chief Executive Officer and a director of the Company. Mr. Gallahue will leave the Company at the end of this year to pursue opportunities associated with an unrelated medical technologies firm. Dr. White will leave Nanogen at the end of this year due to personal health reasons, but will resign as a director of the Company effective December 2, 2002. Howard C. Birndorf, the Company's Chairman of the Board and Executive Chairman, will also assume the position of Chief Executive Officer.

        A more detailed description of the above matters is described in the attached press release.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Exhibits 99.1 Nanogen Press Release, dated November 21, 2002

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2002	NANOGEN, INC.
/s/ HOWARD C. BIRNDORF Howard C. Birndorf Executive Chairman

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  Item 5. Other Events
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits